Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jennifer McGuffin

VP, Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports

First Quarter 2015 Results and Declares Dividend

NAPERVILLE, Ill., April 30, 2015 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering equity, fixed income, convertible and alternative strategies, and today reported consolidated results for first quarter 2015 and comparative periods.

Highlights

Non-GAAP diluted earnings per share was $0.17 for the first quarter compared with $0.19 in the previous quarter and $0.20 in the first quarter of 2014.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. was $3.1 million for the quarter compared with $3.5 million last quarter and $3.9 million in the first quarter of 2014.

GAAP diluted earnings per share was $0.01 for the first quarter of 2015 compared with $0.25 in the previous quarter and $0.11 in the first quarter of 2014. The decrease in GAAP diluted earnings per share compared with the previous quarter was primarily the result of closed-end fund launch expenses of $11.5 million, or $0.08 per share, and the reversal of the deferred tax valuation allowance recorded in the previous quarter of $2.0 million, or $0.11 per share. Net income attributable to CAM was $101,000 for the quarter compared with $4.8 million last quarter and $2.1 million in the first quarter of 2014.

Assets Under Management2 were $24.5 billion at March 31, 2015 compared with $23.5 billion at the end of last quarter and $26.1 billion at March 31, 2014. Net inflows were $556 million for the quarter, which includes $530 million from the launch of the company’s recent closed-end fund, compared with net outflows of $1.1 billion in the previous quarter and net outflows of $574 million in the first quarter of 2014. This marks the first period of net inflows since the first quarter of 2012.

[1]	See Table A and Table A – Notes for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	Assets Under Management do not include $706 million, $733 million, and $791 million as of March 31, 2015, December 31, 2014, and March 31, 2014, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

Total revenues for the current quarter were $57.4 million compared with $60.5 million in the previous quarter and $63.9 million in the first quarter a year ago. Non-GAAP operating margin was 17.5% for the first quarter, 24.2% in the previous quarter and 22.0% in the first quarter of 2014. GAAP Operating margin was -2.6% for the first quarter, 24.2% in the previous quarter and 22.0% in the first quarter of 2014.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on May 28, 2015 to shareholders of record on May 14, 2015.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
(in millions)
Ending Assets Under Management	$24,476	$23,506	$26,147
Average Assets Under Management	$23,677	$24,087	$26,242
Net flows	$556	$(1,052)	$(574)

(in thousands, except earnings per share)
Total revenues	$57,417	$60,495	$63,930
Total operating expenses	$58,922	$45,868	$49,854
Operating income (loss)	$(1,505)	$14,627	$14,076
Non-GAAP operating income	$10,039	$14,627	$14,076
Operating margin	(2.6%)	24.2%	22.0%
Non-GAAP operating margin	17.5%	24.2%	22.0%
Net income attributable to CAM	$101	$4,794	$2,139
Non-GAAP net income attributable to CAM	$3,137	$3,505	$3,913
Diluted earnings per share	$0.01	$0.25	$0.11
Non-GAAP diluted earnings per share	$0.17	$0.19	$0.20

Business Commentary

•	We are pleased with continued improvements to overall performance made by our Investment Team. Investment performance is our highest priority. We remain committed to our disciplined investment philosophy and process, which combine fundamental bottom-up research with a top-down view on the macro environment.

•	We continued to expand our product breadth to meet the evolving investment needs of our clients. On March 27, 2015, we completed the initial public offering of a closed-end fund, the Calamos Dynamic Convertible & Income Fund (NASDAQ: CCD) which added $530 million to our assets under management.[3]

•	Calamos Investments LLC (Calamos Investments) repurchased 248,200 shares of CAM’s common stock since the share repurchase program was announced in November 2014, for a total cost of $3.1 million.

[3]	See Forward-Looking Statements & Important Risk Disclosures.

Assets Under Management and Flows

Assets Under Management as of March 31, 2015 were $24.5 billion, an increase of $970 million from the end of the fourth quarter.

•	For the quarter, net flows were $556 million. Market appreciation was $414 million, driven primarily by equity strategies.

•	Fund net outflows were $241 million for the quarter, primarily driven by outflows from U.S. growth and alternative strategies, partially offset by $530 million raised from the closed-end fund launch.

•	Net inflows into separate accounts were $797 million in the first quarter of 2015, comprised primarily of U.S. growth and global growth strategies.

Financial Discussion

Operating Income

First quarter 2015 revenues of $57.4 million decreased 10% from first quarter 2014 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the first quarter were $58.9 million, an increase of 18% from $49.9 million in the first quarter of 2014, primarily as a result of $11.5 million of closed-end fund launch expenses partially offset by lower distribution expenses. Closed-end fund launch expenses were comprised of $10.0 million of structuring fees payable to underwriters, included in marketing and sales promotion expenses, and $1.5 million of sales-based compensation. Excluding the closed-end fund launch, non-GAAP operating income was $10.0 million for the first quarter compared with $14.1 million in the first quarter of 2014 and non-GAAP operating margin was 17.5% for the first quarter compared with 22.0% for the first quarter of 2014. GAAP operating loss was $1.5 million for the first quarter versus income of $14.1 million in the first quarter of last year. GAAP operating margin was -2.6% for the first quarter, down from 22.0% in the first quarter of 2014.

Non-Operating Income

GAAP non-operating income was $5.0 million for the first quarter of 2015, as presented in Table B. Non-GAAP non-operating income, net of redeemable non-controlling interest in partnerships,4 was $2.0 million during the first quarter of 2015, as presented in Table B.

Income Taxes

CAM’s effective income tax rate was 81.7% for the first quarter of 2015, as presented in Table D, a result of $238,000 of deferred tax expense related to expired employee stock options on income before taxes attributable to CAM of $552,000. Excluding this item, CAM’s effective

[4]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

tax rate was 38.6% for the first quarter of 2015 compared with 38.1% for the first quarter of 2014. In the fourth quarter of 2014, income taxes were reduced by $2.0 million, or $0.11 per share, as a result of a decrease in the deferred tax asset valuation allowance which represents the portion of the realized capital gains from the corporate investment portfolio that is attributable to CAM.

Financial Position

As of March 31, 2015, the corporate investment portfolio was $397.7 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives.

As of March 31, 2015, total long-term debt was $46.0 million and total equity was $402.9 million.

Market Capitalization

As of March 31, 2015, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Thursday, April 30, 2015. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 888.791.4305 in the U.S. or Canada (913.981.5510 internationally), then entering conference ID #3035706. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #3035706. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, UCITS funds and exchange traded funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

An investment in Calamos Dynamic Convertible and Income Fund (CCD) is subject to risks, and you could lose money on your investment in the fund. There can be no assurance that the fund will achieve its investment objective. Your investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the fund can increase during times of significant market volatility. The fund-specific principal risks are described below. More detailed information can be found in the fund’s prospectus.

CCD is a newly organized, diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading tool. The fund invests in a globally diversified portfolio of convertible securities, debt and equity income-producing securities as well as other investments that generate current income and dividends. An investment in the fund’s common shares may be speculative and it involves a high degree of risk. The fund should not constitute a complete investment program. Due to the uncertainty in all investments, there can be no assurance that the fund will achieve its investment objective.

The goal of the level-rate distribution policy is to provide investors a predictable, though not assured, level of cash flow. Monthly distributions paid may include net investment income, net realized short-term capital gains and, if necessary, return of capital. Maintenance of this policy may increase transaction and tax costs associated with the fund.

A registration statement relating to the fund’s common shares has been filed with, and declared effective by, the Securities and Exchange Commission. This earnings release shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction. Before investing, an investor should carefully read the fund’s prospectus, which includes a discussion of the fund’s investment objective, risks, fees and expenses. A copy of the final prospectus relating to the offering of the fund’s common shares may be obtained from the fund without charge by calling 1.800.582.6959.

As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Revenues
Investment management fees	$45,948	$48,146	$50,278
Distribution and underwriting fees	10,847	11,695	12,989
Other	622	654	663

Total revenues	57,417	60,495	63,930
Expenses
Employee compensation and benefits [5]	24,874	20,590	23,996
Distribution expenses	10,517	11,310	12,651
Marketing and sales promotion [5]	13,405	3,860	3,705
General and administrative	10,126	10,108	9,502

Total operating expenses	58,922	45,868	49,854

Operating income (loss)	(1,505)	14,627	14,076
Non-operating income	5,007	2,651	118

Income before income tax provision	3,502	17,278	14,194
Income tax provision	465	509	1,362

Net income	3,037	16,769	12,832
Net (income) loss attributable to non-controlling interest in Calamos Investments LLC	112	(10,587)	(10,630)
Net income attributable to redeemable non-controlling interest in partnership investments	(3,048)	(1,388)	(63)

Net income attributable to CAM	$101	$4,794	$2,139

Earnings per share:
Basic	$0.01	$0.27	$0.11

Diluted	$0.01	$0.25	$0.11

Weighted average shares outstanding:
Basic	17,872,357	17,906,893	19,079,163

Diluted	18,699,641	18,808,798	19,805,828

Supplemental Information:
Non-GAAP net income attributable to CAM	$3,137	$3,505	$3,913

Non-GAAP diluted earnings per share	$0.17	$0.19	$0.20

[5]	Closed-end fund launch expenses were comprised of $10.0 million of structuring fees payable to underwriters, included in marketing and sales promotion expenses, and $1.5 million of sales-based compensation. Closed-end fund launch expenses reduced diluted earnings per share by $0.08 for the three months ended March 31, 2015.

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Open-end Funds
Beginning Assets Under Management	$14,790	$15,495	$16,128
Sales	724	1,027	1,213
Redemptions	(1,498)	(1,790)	(1,416)
Market appreciation	318	58	84

Ending Assets Under Management	14,334	14,790	16,009

Average Assets Under Management	14,557	15,187	16,017

Closed-end Funds
Beginning Assets Under Management	6,211	6,314	6,266
Sales	533	6	8
Market appreciation (depreciation)	14	(109)	63

Ending Assets Under Management	6,758	6,211	6,337

Average Assets Under Management	6,239	6,272	6,290

Institutional Accounts
Beginning Assets Under Management	1,576	1,801	3,081
Sales	851	46	93
Redemptions	(82)	(323)	(452)
Market appreciation	61	52	35

Ending Assets Under Management	2,406	1,576	2,757

Average Assets Under Management	1,920	1,708	2,883

Managed Accounts
Beginning Assets Under Management	929	904	1,068
Sales	76	23	19
Redemptions	(48)	(41)	(39)
Market appreciation (depreciation)	21	43	(4)

Ending Assets Under Management	978	929	1,044

Average Assets Under Management	961	920	1,052

Total Assets Under Management
Beginning Assets Under Management	23,506	24,514	26,543
Sales	2,184	1,102	1,333
Redemptions	(1,628)	(2,154)	(1,907)
Market appreciation	414	44	178

Ending Assets Under Management	24,476	23,506	26,147

Average Assets Under Management	$23,677	$24,087	$26,242

Ending Assets Under Management by Strategy
U.S. Growth	$7,930	$7,460	$9,090
Value	104	133	157
Global Growth	3,024	2,840	3,832
Convertible	2,217	2,238	2,332
Fixed Income/High Yield	266	267	478
Alternative	4,177	4,357	3,921
Multi-Strategy (Closed-end Funds)	6,758	6,211	6,337

Ending Assets Under Management	$24,476	$23,506	$26,147

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Operating Margin and Diluted Earnings per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Operating income (loss) (GAAP)	$(1,505)	$14,627	$14,076
Adjustment:
Closed-end fund launch expenses	11,544	—	—

Non-GAAP operating income	$10,039	$14,627	$14,076

Total revenues	$57,417	$60,495	$63,930

Operating margin (GAAP)	(2.6%)	24.2%	22.0%
Non-GAAP operating margin	17.5%	24.2%	22.0%

Net income attributable to CAM (GAAP)	$101	$4,794	$2,139
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Decrease in deferred tax valuation allowance	—	(1,992)	—
Closed-end fund launch expenses, net of taxes[6]	1,615	—	—
Non-operating income, net of taxes	(558)	(1,276)	(205)

Non-GAAP net income attributable to CAM	$3,137	$3,505	$3,913

Diluted - Weighted average shares outstanding	18,699,641	18,808,798	19,805,828

Diluted earnings per share (GAAP)	$0.01	$0.25	$0.11
Non-GAAP diluted earnings per share	$0.17	$0.19	$0.20

[6]	Closed-end fund launch expenses are shown net of the non-controlling interest in Calamos Investments LLC and income taxes.

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude the change in the deferred tax valuation allowance, closed-end fund launch expenses, net of taxes, and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing our business.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP operating income is calculated by adjusting for the closed-end fund launch expenses from GAAP operating income. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by total revenues.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) change in deferred tax valuation allowance;

(iii) closed-end fund launch expenses, net of taxes; and

(iv) non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing Non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings has accrued solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Closed-end fund launch expenses, net of taxes are excluded because revenue associated with these expenses will not fully impact results until future periods. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s operating income, operating margin, net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Interest income	$44	$37	$39
Interest expense	(774)	(770)	(1,504)

Net interest expense	(730)	(733)	(1,465)

Investment income	5,753	3,336	1,520
Miscellaneous other income (loss)	(16)	48	63

Investment and other income	5,737	3,384	1,583

Non-operating income (GAAP)	5,007	2,651	118

Net income attributable to redeemable non-controlling interest in partnership investments	(3,048)	(1,388)	(63)

Non-GAAP non-operating income, net of redeemable non-controlling interest in partnership investments	$1,959	$1,263	$55

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Returns reflected in earnings
Investment income	$5,753	$3,336	$1,520
Net income attributable to redeemable non-controlling interest in partnership investments	(3,048)	(1,388)	(63)

Returns reflected in equity
Net unrealized gain reported in equity, inclusive of non-controlling interest	8,163	1,189	1,702

Total corporate investment portfolio returns	$10,868	$3,137	$3,159

Average corporate portfolio	$328,624	$349,902	$417,172

Total corporate investment portfolio returns	3.3%	0.9%	0.8%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Income tax provision	$465	$509	$1,362
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(14)	(30)	(45)

Income tax provision attributable to CAM	451	479	1,317

Net income attributable to CAM	101	4,794	2,139

Income before taxes attributable to CAM	$552	$5,273	$3,456

CAM’s effective income tax rate[7]	81.7%	9.1%	38.1%

Source: Calamos Asset Management, Inc.

# # #

[7]	The income tax provision for the three months ended March 31, 2015 includes an increase of $238,000 in expense related to expired options. Excluding this item, CAM’s effective tax rate would be 38.6% for the three months ended March 31, 2015.

The income tax provision for the three months ended December 31, 2014 includes an increase of $463,000 in expense related to expired options and a decrease in the valuation allowance of $2.0 million. Excluding these items, CAM’s effective income tax rate would be 38.1% for the three months ended December 31, 2014.